Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:                                                 Graham Smith – Chief Financial Officer

Advent Software, Inc.

301 Brannan Street

San Francisco, CA 94107

(415) 543-7696

ADVENT SOFTWARE REPORTS THIRD QUARTER RESULTS

San Francisco, CA, Thursday, October 20, 2005 - Advent Software, Inc. (NASDAQ: ADVS) today announced its financial results for the third quarter ended September 30, 2005.

RESULTS

Net revenues for the third quarter of 2005 were $43.0 million, compared with $41.2 million in the second quarter, and $37.3 million in the same quarter last year.

Expenses, including cost of revenues, for the third quarter of 2005 were $38.0 million, compared with $41.8 million in the second quarter, and $41.9 million in the same quarter last year. Expenses in the third quarter of 2005 included $1.6 million in amortization of intangibles.

Net income for the third quarter of 2005 was $6.2 million or $0.19 per diluted share, compared with a net income for the second quarter of $3.3 million or $0.10 per diluted share. The same quarter last year recorded a net loss of $5.1 million, or $0.16 per diluted share.

Cash, cash equivalents and short-term investments totaled $146.5 million as of September 30, 2005. This compares to $133.8 million as of June 30, 2005. During the third quarter, Advent repurchased 155,500 shares of its common stock at a cost of $3.8 million. Operating cash flow for the quarter was $11.0 million.

PERSPECTIVE

“I’m pleased to report on another successful quarter, where we saw continued revenue growth, our third consecutive quarter of positive earnings per share, an outstanding quarter of $11 million in operating cash flow, progress on the term pricing transition, and important new client wins. It was also a very significant quarter for us in terms of product launches, as we introduced our newest platform to the market, Advent Portfolio ExchangeTM, and announced upgrades to Axys®,” said Stephanie DiMarco, Chief Executive Officer of Advent.

GUIDANCE

Advent issued the following guidance:

•                  Q4 2005 revenues are projected to be in the range of $41 million to $43 million;

•                  Full year 2005 revenues are projected to be in the range of $165 million to $167 million;

•                  Q4 2005 expenses, including cost of revenues, are projected to be in the range of $39 million to $40 million;

•                  Full year 2005 expenses are projected to be in the range of $158.5 million to $159.5 million, including amortization of intangibles;

•                  Q4 2005 amortization of intangibles included in cost of revenues will be approximately $600,000, and that related to other intangibles will be approximately $1.0 million;

•                  Common shares outstanding will increase by roughly 1 percent from the third quarter ending share count of 30.7 million, excluding the possible effect of any stock repurchases; and

•                  Assuming the price of our common stock remains unchanged during Q4 2005, weighted average common shares outstanding on a diluted basis for Q4 2005 will be approximately 1.9 million shares higher than on a basic basis.

INVESTOR CALL

Advent Software, Inc. will host its Q3 2005 conference call at 5:00 p.m. Eastern time on Thursday, October 20, 2005.  To participate via phone, please dial 888-812-3873 and request conference ID #1448779.  If you are unable to listen to the call at this time, a replay will be available through October 27, 2005, by calling 800-642-1687, conference ID # 1448779.  The conference call will also be web-cast live, then archived on www.advent.com, on the Investor Relations page.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a multi-national firm, has been providing trusted solutions to the world’s leading financial professionals since 1983. Firms in 50 countries using Advent technology manage investments totaling more than US $8 trillion. Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.

FORWARD LOOKING STATEMENTS

The forward looking statements included in this press release, including financial guidance for the fourth quarter and full fiscal year of 2005, which reflect management’s best judgment based on factors currently known, involve risks and uncertainties that could cause actual results to differ materially from our expectations and guidance. These risks and uncertainties include potential fluctuations in results and future growth rates, changes in the length of our sales cycles, the successful development and market acceptance of new products and product enhancements, the impact of initiatives by competitors, continued uncertainties and fluctuations in the financial markets, and other risks detailed in Advent’s  filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, as amended, copies of which may be obtained by contacting Advent Software at 415-645-1787, or by visiting Advent’s Investor Relations website at www.advent.com. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-FINANCIAL HIGHLIGHTS TO FOLLOW-

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	September 30 2005	December 31 2004
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$146,515	$165,529
Accounts receivable, net	28,099	32,778
Prepaid expenses and other	11,926	10,415

Total current assets	186,540	208,722
Property and equipment, net	15,655	18,432
Goodwill	94,944	99,393
Other intangibles, net	10,298	14,668
Other assets, net	12,373	13,362

Total assets	$319,810	$354,577

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,790	$2,825
Accrued liabilities	18,426	17,570
Deferred revenues	56,729	56,405
Income taxes payable	2,897	4,036

Total current liabilities	80,842	80,836
Deferred income taxes	2,005	2,250
Other long-term liabilities	5,392	5,816

Total liabilities	88,239	88,902

Stockholders’ equity:
Common stock	307	327
Additional paid-in capital	324,043	339,995
Accumulated deficit	(99,739)	(86,921)
Accumulated other comprehensive income	6,960	12,274

Total stockholders’ equity	231,571	265,675

Total liabilities and stockholders’ equity	$319,810	$354,577

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2005	2004	2005	2004

Net revenues:
License and development fees	$9,200	$8,798	$28,428	$25,525
Maintenance and other recurring	27,796	24,167	79,099	70,367
Professional services and other	6,039	4,323	16,376	13,142

Total net revenues	43,035	37,288	123,903	109,034

Cost of revenues:
License and development fees	328	598	968	1,618
Maintenance and other recurring	7,314	6,754	21,951	20,954
Professional services and other	4,328	3,706	12,985	11,386
Amortization of developed technology	641	2,379	1,869	5,071

Total cost of revenues	12,611	13,437	37,773	39,029

Gross margin	30,424	23,851	86,130	70,005

Operating expenses:
Sales and marketing	9,459	9,705	30,005	27,774
Product development	6,800	7,967	22,567	24,320
General and administrative	8,007	6,329	24,288	18,517
Amortization of other intangibles	997	4,414	3,064	8,498
Restructuring charges (benefit)	116	(1)	1,719	5,859

Total operating expenses	25,379	28,414	81,643	84,968

Income (loss) from operations	5,045	(4,563)	4,487	(14,963)
Interest income and other, net	977	641	6,586	625

Income (loss) before income taxes	6,022	(3,922)	11,073	(14,338)
Provision for (benefit from) income taxes	(207)	1,211	784	1,190

Net income (loss)	$6,229	$(5,133)	$10,289	$(15,528)

Net income (loss) per share:
Basic	$0.20	$(0.16)	$0.33	$(0.47)
Diluted	$0.19	$(0.16)	$0.32	$(0.47)

Shares used to compute net income (loss) per share:
Basic	30,602	32,894	31,047	33,046
Diluted	32,301	32,894	32,091	33,046